Delicious Brands, Inc.
Attention:  Michael J. Kirby
Page 1


                             ICAHN ASSOCIATES CORP.
                                767 Fifth Avenue
                               New York, NY 10153


September 7, 1999



Delicious Brands, Inc.
Attention:  Michael J. Kirby
2070 Maple Street
Des Plaines, IL  60018

Re:  Investment Banking Services

Gentlemen:

The purpose of this letter is to outline the basic terms pursuant to which Icahn Associates Corp. or its designee ("IAC") will provide financial advisory services to Delicious Brands, Inc. (the "Company"). The terms are as follows:

IAC hereby agrees to provide certain financial advisory services to the Company and the Company hereby agrees to seek such services from IAC. The Company agrees to and hereby does, without the need for any further agreement, engage IAC as its exclusive agent in connection with any financing or merger or acquisition transaction for the two year period commencing on the date hereof. During such two year period, the Company agrees to pay IAC: (i) a fee of 10% of the aggregate gross transaction proceeds in connection with each financing transaction (whether debt or equity), other than a registered public offering of securities, in which the Company engages and for which IAC provides advisory services; provided, however, that this 10% fee shall only be paid on those financing transactions in which IAC (or one of its affiliates or wholly owned subsidiaries) either directly invests its own capital as a principal investor or if the underwriter, broker-dealer, investment banker, placement agent, or investor who consummates any such financing transaction was introduced to the Company by IAC; (ii) for any transaction not covered by clause (i) above, a fee of 5% of the aggregate gross transaction proceeds in connection with each financing transaction (whether debt or equity), other than a registered public offering of securities, in which the Company engages and for which IAC provides advisory services until the aggregate of the proceeds from all such financing transactions exceeds $5,000,000; (iii) for any transaction not covered by clause
(i) above, after an aggregate of the proceeds from all such transactions exceeds $5,000,000, a fee of 3% of the aggregate gross transaction proceeds received, as calculated only on those amounts above $5,000,000 in aggregate gross transaction proceeds received, in each financing transaction (whether debt or equity), other than a registered public offering; (iv) a fee equal to the greater of the "Lehman Brothers Formula" (as defined below) or 1% of the purchase price (which amount shall be calculated including, without limitation, assumed liabilities) in connection with each


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Delicious Brands, Inc.
Attention:  Michael J. Kirby
Page 2


merger or acquisition transaction (including, without limitation, the acquisition of assets) for which IAC provides advisory services and the Company is the surviving entity (i.e. the stockholders of the Company immediately prior to such transaction hold more than 50% of the combined voting power of the then outstanding securities of the surviving corporation of such transaction ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the general election of directors); (v) a fee equal to the greater of the "Lehman Brothers Formula" (as defined below) or 1% of the purchase price in connection with each merger or acquisition transaction (including, without limitation, the acquisition of assets) in which the Company is not the surviving entity; (vi) a fee equal to the greater of the "Lehman Brothers Formula" or 1% of the purchase price in connection with the sale of all or substantially all of the assets of the Company or in connection with the sale of assets, other than in the ordinary course of business, including, without limitation, the sale of any division, business unit or business line of the Company; and (vii) IAC's reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) incurred in conjunction with this Agreement and/or with IAC's provision of financial advisory services to the Company as provided for hereunder, upon the presentation by IAC of appropriate documentation of such expenses including, without limitation, hourly billing records for IAC's counsel, as appropriate, provided, however, that the total of any such fees and disbursements of counsel, if any, shall be limited to a maximum of $100,000 per calendar year, unless as otherwise agreed to in writing by both the Company and IAC; provided, that, such limitation shall not include any legal fees and disbursements of counsel to IAC or its affiliates incurred prior the date hereof or in connection with entering into this Agreement or amending or modifying any existing agreements between the Company, on the one hand, and IAC or its affiliates (including, without limitation, Little Meadow Corp.), on the other hand. IAC represents to the Company that such legal fees incurred in connection with the drafting and negotiation of this Agreement and related matters, inclusive of all such expenses incurred with regard to Little Meadow Corp., shall not exceed $20,000. Without limiting the foregoing, the parties hereto acknowledge and agree that if any financing is consummated by the Company at any time from and after 5:00 p.m. on August 20, 1999 and prior to the expiration of this Agreement, regardless of the date and time this Agreement is executed, the Company shall pay to IAC the fees payable to IAC in connection with any such transaction pursuant to the terms hereunder. The "Lehman Brothers Formula" will be calculated as follows: 5% of the first $1.0 million of the purchase price, 4% of the second $1.0 million of the purchase price, 3% of the third $1.0 million of the purchase price, 2% of the fourth $1.0 million of the purchase price, 1% of any amount of purchase price over $4.0 million. If any of the transactions referred to above in sections (iv), (v) or (vi) are consummated with IAC or an affiliate of IAC or with a party introduced to the Company (a) by IAC, or (b) by any finder, underwriter, broker-dealer, investment banker, placement agent, investor or any other person or entity introduced to the Company by IAC (excluding Parmalat Bakery/Mrs. Alison's, Specialty Foods Corp., Hain Foods, Keebler & Co., United Natural Foods, Inc., Tree of Life (Bols Wessanen USA, Inc.), or Swander Pace Capital; provided, that, any transactions involving such


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Delicious Brands, Inc.
Attention:  Michael J. Kirby
Page 3


excluded companies remain subject to the fees payable under clauses (ii) through
(vii) above), then the Company will agree to pay IAC a fee equal to the greater of the "Lehman Brothers Formula" or of 2% of the purchase price as defined above. The parties hereto further agree that, for the purposes of this Agreement, any transaction for which the discussions or negotiations regarding such transaction were initiated prior to the second anniversary of the date hereof (assuming such transaction(s) and their negotiations were not terminated at least 90 days prior to the second anniversary of the date hereof), shall be deemed to have occurred within the two year period provided for in the third sentence of this paragraph, regardless of when such transaction is actually consummated.

The parties hereto agree that all fees payable by the Company to IAC hereunder shall be paid: (i) concurrently with the closing ("Closing") of any transaction for which IAC is entitled to a fee; (ii) with respect to any financing transaction: (a) in cash, if the Company's common stock, at the time of the Closing of such transaction, is listed on the NASDAQ Small Cap Market, the NASDAQ Stock Market or any other nationally recognized stock exchange (collectively, an "Exchange"), or (b) in the form of a Fee Note (as defined below) issued by the Company to IAC, if the Company's common stock has been delisted from the NASDAQ Small Cap Market prior to the Closing in question (other than as a result of any action taken voluntarily by the Company to cause a delisting of the Company's common stock) and at the time of such Closing is not then listed on an Exchange; and (iii) in cash with respect to any merger or acquisition transaction, including, without limitation, the sale or purchase of assets. As used herein, a "Fee Note" shall mean a promissory note in the aggregate principal amount of any fee payable by the Company to IAC hereunder in the form of a Fee Note, issued by the Company to IAC and having the following terms: (a) principal and accrued interest thereon payable on the first anniversary of the date of such note, (b) bearing compound interest at the rate of 10% per annum, (c) with mandatory prepayment upon the first to occur of (each, a "Prepayment Event"): (i) the sale of all or substantially all of the assets of the Company; (ii) the sale of 50% or more of the Company's common stock; (iii) a merger or consolidation in which the shareholders of the Company prior to such merger own less than 50% of the voting stock of the entity which survives such merger; or (iv) upon the listing, after an initial delisting from the NASDAQ Small Cap Market, of the Company on the NASDAQ Small Cap Market or on any other Exchange, and (d) with provisions regarding events of default equivalent to those contained in the proposed notes to be issued to investors in connection with the Financing. Notwithstanding the foregoing, upon the closing of the Company's proposed $5.25 million financing (the "Financing") provided by or through Network 1 Financial Securities, Inc., the Company shall issue to IAC a promissory note (the "Financing Note") in the aggregate principal amount of $257,500 (the "Financing Fee Amount"), which note shall: (i) bear interest at a compounded rate of 10% per annum; (ii) contain provisions regarding events of default equivalent to those contained in the proposed notes to be issued to investors in connection with the Financing; and (ii) be due and payable: (x) in the event that the Company's common stock has not been delisted from the NASDAQ Small Cap Market (a


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Delicious Brands, Inc.
Attention:  Michael J. Kirby
Page 4


"Delisting") on or before October 31, 1999, on November 1, 1999; or (y) in the event a Delisting has occurred on or before October 31, 1999, on the first to occur of (A) the first anniversary of the date hereof; and (B) the first date on which a Prepayment Event occurs. The parties hereto agree that they will enter into an escrow agreement, with mutually agreed upon terms and provisions, with respect to the Financing Fee Amount, pursuant to which: (i) on the date of the closing of the Financing, the Company will deposit the Financing Fee Amount in an escrow account; and (ii) the escrow agreement will provide, among other things, that: (a) in the event the Company is listed on an Exchange on October 31, 1999, the escrow agent shall distribute the Financing Fee Amount to IAC on November 1, 1999; and (b) in the event a Delisting does occur on or before October 31, 1999 and the Company is not listed on an Exchange on October 31, 1999, the Financing Fee Amount shall be distributed to the Company on November 1, 1999; provided, however, that, notwithstanding the foregoing clause (b), such Financing Fee Amount shall remain due and payable by the Company to IAC in accordance with the provisions of the Financing Note. All cash fees payable to IAC by the Company as provided above and any amounts payable by the Company to IAC under any Fee Note or the Financing Note, may, at IAC's sole discretion, be paid in cash or in the common stock or warrants of the Company, provided that the payment in common stock or warrants of the Company does not cause the common stock of the Company to be delisted from the NASDAQ Small Cap Market or otherwise violate any federal or state securities law, rule or regulation. The parties hereto agree that in the event such amount is payable in: (i) the common stock of the Company, such common stock shall be valued at the purchase price paid for the Company's common stock (or, in the case of a transaction pursuant to which preferred stock of the Company, warrants or other instruments convertible into common stock were issued, the value of the Company's common stock in the transaction on an as-converted basis) in the transaction pursuant to which such fee became due and payable; and (ii) in warrants to purchase common stock such warrants shall be valued using a standard Black-Scholes valuation for such security.

Notwithstanding the foregoing, IAC agrees that in the event that at any time prior to the first anniversary of the date of this Agreement, the Company consummates a Sale Transaction (as hereinafter defined), IAC shall only be entitled to receive 50% of the fee otherwise payable by the Company to IAC under the terms of this Agreement in connection with the consummation of such Sale Transaction, unless IAC and each affiliate of IAC which owns shares of voting stock of the Company, including, without limitation, Little Meadow Corp., vote all voting shares then owned by such entities, if any, in favor of such Sale Transaction. As used herein, a "Sale Transaction" shall mean a transaction in which: (i) at least 90% of the equity of the Company is sold whether by way of an acquisition, tender offer, merger or otherwise; (ii) all shareholders of the Company are entitled to receive a minimum cash payment of $5 for each share of common stock (or common stock equivalent) held by such shareholder (subject to appropriate adjustments for stock splits, stock dividends and the like); and
(iii) the percentage of voting stock which tenders its shares in favor of such transaction, together with the number of such shares then held


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Delicious Brands, Inc.
Attention:  Michael J. Kirby
Page 5


by IAC and its affiliates, is not less than 90% of the total number of voting shares entitled to vote in connection with such transaction.

The Company also agrees that it shall not engage in any public offering of its securities without first: (i) seeking IAC's advice with regard to such offering; and (ii) entering into an agreement with IAC pursuant to which IAC shall receive a fee in connection with providing the Company with such advice. Without limiting the foregoing, IAC acknowledges that any such agreement will be subject to the approval of the Company's Board of Directors, Network 1 Financial Securities, Inc., and the representative of the several underwriters of such public offering, if any, and NASD Regulation, Inc. or its successor(s).

The Company hereby agrees to indemnify IAC, its directors, officers, employees, agents and their respective successors and assigns and each person or individual, corporation, partnership or other entity, if any, who "controls" IAC (each an "Indemnified Person"), and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including, without limitation, court costs and reasonable fees and disbursements of counsel) resulting from or arising out of IAC's performance of the duties specified herein; provided, however, that the Company shall not be liable for any of the foregoing (a) for any amount paid in settlement of claims without the Company's consent, which consent shall not be unreasonably withheld, or (b) to the extent that any of the foregoing results primarily from the willful misconduct, bad faith or gross negligence of the Indemnified Persons seeking indemnification. The Company further acknowledges and agrees that IAC, in connection with its performance of the duties specified herein, shall not be required to engage in any activity that will require it to register as a broker-dealer pursuant to any federal or state law.

Notwithstanding anything contained herein to the contrary, this Agreement will terminate upon the occurrence of a Change of Control (as defined below); provided that, IAC has been paid all applicable fees resulting from the transaction causing such change of control. "Change of Control" means: (i) the sale of all or substantially all of the assets of the Company to any person or entity or group of persons or entities acting in concert as a partnership or other group and under circumstances where the Company has adopted a plan of liquidation or similar plan under which the Company shall cease to conduct business and has fully consummated each such plan; or (ii) the merger or consolidation of the Company with or into another corporation with the effect that the then existing stockholders of the Company hold less than 50% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

Delicious Brands, Inc.
Attention:  Michael J. Kirby
Page 6

Please acknowledge your agreement with the terms set forth above by executing the space provided for your signature below.

Very truly yours,

ICAHN ASSOCIATES CORP.


By:      /s/ Russell Glass
         -----------------------------


ACKNOWLEDGED AND AGREED TO:

DELICIOUS BRANDS, INC.


By:      /s/ Michael J. Kirby
         ----------------------------